                                                                    EXHIBIT 23.3


                                                                January 18, 1996


Genome Therapeutics Corp.
100 Beaver Street
Waltham, Massachusetts 02154

Re:  Genome Therapeutics Corp.
     Registration Statement on Form S-3

Dear Sirs:

     We hereby consent to the use of our name under the caption "Experts" in Genome Therapeutics Corp.'s Registration Statement on Form S-3 and in the related prospectus.

                                            Very truly yours,

                                            /S/  LAHIVE & COCKFIELD
                                            ....................................

                                            Lahive & Cockfield